                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A
                               AMENDMENT NO. 2



                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                               CHEMPOWER, INC.
------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                     OHIO
------------------------------------------------------------------------------
                           (State of Incorporation)

            0-17575                                     34-1481970
--------------------------------          ------------------------------------
    (Commission File Number)              (I.R.S. Employer Identification No.)

807 EAST TURKEYFOOT LAKE ROAD, AKRON, OHIO                    44319
------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code    (216) 896-4202
                                                  ----------------------------

The named registrant hereby amends the following items, financial statements, exhibits or other portions of its FORM 8-K CURRENT REPORT DATED AS OF MAY 4, 1995 as set forth in the pages attached hereto;

      Item 7 is amended to add the financial statements of the business acquired and the related pro forma financial information.

ITEM 2.   ACQUISITION OF ASSETS.

          On May 3, 1995, Chempower, Inc., an Ohio corporation (the "Registrant") through its wholly-owned subsidiaries, Southwick Corp., an Ohio corporation, and Brookfield Corp., an Ohio corporation (collectively, "Buyers"), purchased all of the issued and outstanding partnership units ("Units"), representing all of the partnership interests of Controlled Power Limited Partnership, an Illinois limited partnership ("CPC"). CPC is in the business of designing, manufacturing and selling electrical metalclad switchgear, power distribution systems, bus duct systems and replacement parts for mass transit authorities, utilities, and chemical and other industrial facilities throughout the country. The purchase was effected pursuant to a Partnership Unit Purchase and Sale Agreement (the "Purchase Agreement"), dated as of April 13, 1995. All of the outstanding Units were sold by Canton Power Corporation, an Illinois corporation, Henry Crown and Company (Not Incorporated), an Illinois limited partnership, and The Second Venture, an Illinois general partnership (collectively, "Sellers"). Through the purchase of the Units, the Buyers took control of CPC's inventory, accounts receivable, patents, real estate, plant and equipment. Pursuant to the terms of the Purchase Agreement, the Buyers made a cash payment of $4,900,000 to the Sellers at closing. The purchase price was paid from the cash reserves of the Buyers. The consideration paid by the Buyers in connection with the purchase was determined on the basis of (i) discussions between the management of the Registrant and representatives of the Sellers regarding the business and prospects of CPC. Contemporaneous with the closing of the purchase, the Buyers offered employment to all remaining employees of CPC as of the closing date. At the present time, it is the intention of the Buyers to continue the current business of CPC and to expand the business to offer sheet metal fabrication services.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of business acquired:

          The financial statements of Controlled Power Limited Partnership (A Partnership) are included on pages 5 through 16 herein.

     (b)  Pro Forma financial information:

          The pro forma financial information required by this Current Report is included on pages 17 through 21 herein.

     (c)  Exhibits:

          Number
          ------
           2.1 Partnership Unit Purchase and Sale Agreement by and among Canton Power Company, Henry Crown and Company (not incorporated), The Second Venture, Southwick Corp., and Brookfield Corp. dated as of April 13, 1995. (incorporated by reference to Exhibit 2.1 to the Company's 8-K of May 4,
                    1995)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly causesd this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                              CHEMPOWER, INC.
                                               (Registrant)




Date   November 10, 1995            /s/         Robert E. Rohr
    --------------------               -------------------------------
                                                Robert E. Rohr
                                          Vice President of Finance and
                                                   Treasurer
                                        (on behalf of the Registrant and
                                         as Principal Financial Officer)

CONTROLLED POWER
LIMITED PARTNERSHIP
(A PARTNERSHIP)

Financial Statements
for the Years Ended
December 31, 1994, 1993, 1992
and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Partners
Controlled Power Limited Partnership


We have audited the accompanying balance sheets of Controlled Power Limited Partnership (A Partnership) as of December 31, 1994 and 1993, and the related statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Controlled Power Limited Partnership (A Partnership) as of December 31, 1994 and 1993 and the results of its operations, and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Cleveland, Ohio
March 17, 1995
(May 3, 1995 as to Note 12)

CONTROLLED POWER LIMITED PARTNERSHIP
(A PARTNERSHIP)

BALANCE SHEETS
DECEMBER 31, 1994 AND 1993


ASSETS (Note 7)                                                                      1994                1993
CURRENT ASSETS:
  Cash                                                                         $       616,197     $    1,066,967
  Accounts receivable, including retention of
    $3,093,000 in 1994 and $2,982,000 in 1993                                        9,878,619         11,656,519
  Inventories                                                                        1,647,221          2,645,572
  Costs and estimated earnings in excess of billings (Note 4)                        7,124,246          7,580,996
  Prepaid expenses                                                                         884              9,123
                                                                                --------------     --------------
          Total current assets                                                      19,267,167         22,959,177

PROPERTY AND EQUIPMENT - NET (Note 5)                                                6,228,350          6,511,704

INTANGIBLE ASSETS - NET (Note 6)                                                                        4,863,141

OTHER ASSETS                                                                             3,901             52,865
                                                                                --------------     --------------

TOTAL                                                                          $    25,499,418     $   34,386,887
                                                                               ===============     ==============


LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                             $     6,078,991     $   10,432,585
  Accrued expenses and other                                                         2,215,769          2,656,703
  Billings in excess of costs and estimated earnings (Note 4)                        1,059,578            786,975
  Current portion of long-term debt (Note 7)                                           282,187            172,740
                                                                               ---------------     --------------
          Total current liabilities                                                  9,636,525         14,049,003

NOTE TO LIMITED PARTNER (Note 7)                                                    27,500,000         17,500,000

LONG-TERM DEBT (Note 7)                                                              2,766,935          1,893,124

PARTNERS' CAPITAL (DEFICIT):
  General partner                                                                  (13,748,848)       (10,163,726)
  Limited partners                                                                    (655,194)        11,108,486
                                                                               ---------------     --------------
                                                                                   (14,404,042)           944,760
                                                                               ---------------     --------------

TOTAL                                                                          $    25,499,418     $   34,386,887
                                                                               ===============     ==============

See notes to financial statements.

CONTROLLED POWER LIMITED PARTNERSHIP
(A PARTNERSHIP)

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


                                                                       1994            1993              1992
CONTRACT REVENUES                                               $   40,499,888    $   38,649,738    $   36,049,132

CONTRACT COSTS, (Including $383,915,
  $384,635 and $132,310 to affiliates)                              42,133,241        39,359,687        33,178,623
                                                                --------------    --------------    --------------

GROSS PROFIT (LOSS)                                                 (1,633,353)         (709,949)        2,870,509

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                                            5,378,964         7,976,554         5,826,802

OTHER COSTS AND EXPENSES:
  Interest expense                                                   1,857,850         1,475,324         2,546,002
  Depreciation and amortization expense                              2,923,369         2,845,691         3,095,951
  Writedown of intangible assets (Note 6)                            3,320,821
  Indemnification fees to affiliates (Note 3)                          123,168           174,061           381,047
  Provision for closing of operations (Note 11)                                                          2,303,000
  Other expense                                                        111,277           269,163            60,342
                                                                --------------    --------------    --------------

NET LOSS                                                        $  (15,348,802)   $  (13,450,742)   $  (11,342,635)
                                                                ==============    ==============    ==============


See notes to financial statements.

CONTROLLED POWER LIMITED PARTNERSHIP
(A PARTNERSHIP)

STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


                                                                                                         TOTAL
                                                                     GENERAL          LIMITED          PARTNERS'
                                                                     PARTNER         PARTNERS           CAPITAL
PARTNERS' DEFICIT, DECEMBER 31, 1991                           $   (4,372,572)   $   (5,491,410)   $   (9,863,982)

CONVERSION OF DEBT TO EQUITY (Note 7)                                                35,602,119        35,602,119

NET LOSS, YEAR ENDED DECEMBER 31, 1992                             (2,649,375)       (8,693,260)      (11,342,635)
                                                               --------------    --------------    --------------

PARTNERS' CAPITAL (DEFICIT),
  DECEMBER 31, 1992                                                (7,021,947)       21,417,449        14,395,502

NET LOSS, YEAR ENDED DECEMBER 31, 1993                             (3,141,779)      (10,308,963)      (13,450,742)
                                                               --------------    --------------    --------------

PARTNERS' CAPITAL (DEFICIT),
  DECEMBER 31, 1993                                               (10,163,726)       11,108,486           944,760

NET LOSS, YEAR ENDED DECEMBER 31, 1994                             (3,585,122)      (11,763,680)      (15,348,802)
                                                               --------------    --------------    --------------

PARTNERS' DEFICIT, DECEMBER 31, 1994                           $  (13,748,848)   $     (655,194)   $  (14,404,042)
                                                               ==============    ==============    ==============


See notes to financial statements.

CONTROLLED POWER LIMITED PARTNERSHIP
(A PARTNERSHIP)

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


                                                                     1994               1993            1992
OPERATING ACTIVITIES:
    Net loss                                                    $ (15,348,802)   $  (13,450,742)   $ (11,342,635)
    Adjustments to reconcile net loss to net cash used in
     operating activities:
      Depreciation and amortization                                 2,923,369         2,845,691        3,095,951
      Writedown of intangible assets                                3,320,821
      Provision for closing of operations                                                                 83,799
      Loss on sale of equipment                                         4,056            13,429           30,003
      Changes in operating assets and liabilities:
         Accounts receivable                                        1,777,900        (3,062,051)        (450,256)
         Costs and estimated earnings in excess of billings, net      729,353           441,031       (2,973,968)
         Inventories                                                  998,351        (1,280,115)         908,705
         Prepaid expenses                                               8,239            27,534           56,278
         Other assets                                                  48,964            99,283          (72,059)
         Accounts payable                                          (4,353,594)        3,952,846        1,223,563
         Accrued expenses and other                                  (440,934)          637,702         (567,359)
                                                                -------------    --------------    -------------
             Total adjustments                                      5,016,525         3,675,350        1,334,657
                                                                -------------    --------------    -------------
         Net cash used in operating activities                    (10,332,277)       (9,775,392)     (10,007,978)
                                                                -------------    --------------    -------------

INVESTING ACTIVITIES:
  Purchase of property and equipment                               (1,124,409)       (2,373,497)        (631,695)
  Proceeds from sale of property and equipment                         22,658            23,900
  Reduction in other assets                                                                               54,000
                                                                -------------    --------------    -------------
    Net cash used in investing activities                          (1,101,751)       (2,349,597)        (577,695)
                                                                -------------    --------------    -------------

FINANCING ACTIVITIES:
  Proceeds from long-term debt                                     11,455,973        12,500,000       72,055,782
  Payments of long-term debt                                         (472,715)         (157,928)     (61,436,692)
  Payment of financing fees                                                             (55,000)
                                                                -------------    --------------    -------------
    Net cash provided by financing activities                      10,983,258        12,287,072       10,619,090
                                                                -------------    --------------    -------------

NET CHANGE IN CASH                                                   (450,770)          162,083           33,417

CASH, BEGINNING OF YEAR                                             1,066,967           904,884          871,467
                                                                -------------    --------------    --------------

CASH, END OF YEAR                                               $     616,197    $    1,066,967    $     904,884
                                                                =============    ==============    =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION - Cash paid during the year for interest          $   1,990,248    $    1,104,981    $   2,620,775
                                                                =============    ==============    =============


See notes to financial statements.

CONTROLLED POWER LIMITED PARTNERSHIP
(A PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


1.     ORGANIZATION AND BASIS OF PRESENTATION

       Controlled Power Limited Partnership (the Partnership), was organized on March 14, 1989, under the Illinois Uniform Limited Partnership Act. The Partnership was formed to purchase certain assets and assume certain liabilities of Controlled Power Corporation (CPC). The Partnership shall expire on December 31, 2035, or sooner, in accordance with the provisions of the Amended and Restated Limited Partnership Agreement. The managing general partner of the Partnership is Canton Power Corporation.

       As shown in the financial statements, the Partnership has incurred significant losses and negative cash flow in the past three years, however, in management's opinion, recent changes in cost structure, declining backlog, available working capital and additional loans received in January 1995 will provide sufficient funding for the business in 1995.

       The financial statements include only those assets, liabilities, revenues and expenses which relate to the Partnership. The financial statements do not include any assets, liabilities, revenues or expenses attributable to the partners' individual activities.

2.     SIGNIFICANT ACCOUNTING POLICIES

       METHOD OF ACCOUNTING FOR LONG-TERM CONTRACTS - The Partnership is engaged in the manufacture of electrical switchgear and DC power substations under long-term contracts. The accompanying financial statements have been prepared using the percentage-of-completion method of accounting and, therefore, take into account the cost, estimated earnings and revenue to date on contracts not yet completed.

       The amount of revenue recognized is the portion of the total contract price that the cost expended to date bears to the anticipated final total cost, based on current estimates of cost to complete. It is not related to the progress billings to customers. Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontract costs and allocations of indirect manufacturing costs.

       As long-term contracts extend over one or more years, revisions in estimates of costs and earnings or losses during the course of the work are reflected in the accounting period in which the facts which require the revision become known.

       Contracts which are substantially complete are considered closed for financial statement purposes. Revenue earned on contracts in progress in excess of billings is classified as a current asset. Amounts billed in excess of revenue earned are classified as a current liability.

       OPERATING CYCLE - Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheet as they will be liquidated in the normal course of contract completion, although this may require more than one year.

       SELLING, GENERAL AND ADMINISTRATIVE EXPENSES - These expenses are charged to operations as incurred and are not allocated to contract costs.

       ALLOCATION OF INDIRECT MANUFACTURING COSTS - Indirect costs are allocated to individual contracts based upon direct labor hours incurred. The difference between actual expenditures for indirect manufacturing costs and the amount allocated is charged or credited to operations for the current year.

       INVENTORIES - Inventories are valued at the lower of cost, first-in, first-out (FIFO) method, or market.

       PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is provided using primarily accelerated methods over periods of five to thirty-two years. Maintenance and repairs are charged to expense as incurred, and renewals and improvements are capitalized.

       INCOME TAXES - The Partnership is not a taxable entity for federal and state income tax purposes. Any taxable income or loss and certain other items are reported by the partners on their own tax returns in accordance with the Partnership Agreement.

       PARTNERS' CAPITAL - Partners share net income and loss in accordance with allocations specified in the Partnership Agreement.

       RECLASSIFICATIONS - Certain amounts from the prior years have been reclassified to conform with the current year presentation.

3.     RELATED PARTY TRANSACTIONS

       During the years ended December 31, 1994, 1993 and 1992, the Partnership paid $97,000, $209,000 and $92,000, respectively to certain family members of a limited partner for products used in manufacturing.

       During the years ended December 31, 1994, 1993 and 1992, the Partnership incurred $383,915, $384,635 and $132,310, respectively, in indemnification fees for performance bonds on certain contracts. The fees were charged by an affiliate of the general partner.

       In addition, the Partnership incurred $123,168, $174,061 and $381,047 in 1994, 1993 and 1992 for indemnification fees for guarantees made by two affiliates of the general partner on certain loan balances and commitments with the bank and with the previous owners.

       During 1992, the Partnership sold equipment valued at $275,000 to a limited partner under a long-term note agreement which was interest bearing at 9-1/2%. As of December 31, 1993, the Partnership had $145,888 outstanding under this note agreement which was repaid in 1994.

       As discussed in Note 7, the Partnership also has notes payable to a limited partner.

4.     CONTRACTS IN PROGRESS

       Accumulated costs, estimated earnings and the related billings to date on contracts in progress at December 31, 1994 and 1993, are as follows:

                                                                                      1994              1993
        Costs and estimated earnings                                             $   29,883,384    $   33,335,746

        Progress billings                                                            22,759,138        25,754,750
                                                                                 --------------    --------------

        Costs and estimated earnings in excess of billings                       $    7,124,246    $    7,580,996
                                                                                 ==============    ==============

        Progress billings                                                        $   20,745,058    $   16,188,021

        Costs and estimated earnings                                                 19,685,480        15,401,046
                                                                                 --------------    --------------

        Billings in excess of costs and estimated earnings                       $    1,059,578    $      786,975
                                                                                 ==============    ==============

5.     PROPERTY AND EQUIPMENT

       Property and equipment consists of the following:

                                                                                        1994             1993
          Land                                                                   $      482,500    $      482,500
          Buildings and improvements                                                  2,923,546         2,923,546
          Machinery and equipment                                                     8,518,124         6,547,459
          Construction in progress                                                          --            926,188
                                                                                 --------------    --------------
                  Total                                                              11,924,170        10,879,693
          Accumulated depreciation                                                   (5,695,820)       (4,367,989)
                                                                                 --------------     -------------

          Total                                                                  $    6,228,350    $    6,511,704
                                                                                 ==============    ==============

6.     INTANGIBLE ASSETS

       Intangible assets consisted of the following at December 31, 1993

          Goodwill                                                                                 $    1,447,723
          Organization costs                                                                              698,376
          Financing costs                                                                                  55,000
          License agreement                                                                             1,000,000
          Computer software                                                                               273,000
          Employment contract                                                                             277,000
          Technology                                                                                    4,300,000
          Non-competition agreements                                                                    6,000,000
                                                                                                   --------------
                  Total                                                                                14,051,099
          Accumulated amortization                                                                     (9,187,958)
                                                                                                   --------------

          Total                                                                                    $    4,863,141
                                                                                                   ==============

       At December 31, 1994 the remaining carrying value of intangible assets was written off based on the continuing losses of the Partnership.

7.     LONG-TERM DEBT

       Long-term debt consists of the following:

                                                                                        1994             1993
          Note to limited partner                                                $   27,500,000    $   17,500,000
          Subordinated notes                                                          1,644,177         1,644,177
          Loan agreement                                                              1,322,310
          Other installment notes                                                        82,635           421,687
                                                                                 --------------    --------------
                  Total                                                              30,549,122        19,565,864
          Less current maturities                                                      (282,187)         (172,740)
                                                                                 --------------     -------------

          Total                                                                  $   30,266,935    $   19,393,124
                                                                                 ==============    ==============

       NOTE TO LIMITED PARTNER:

       The Partnership has a secured revolving note payable to a limited partner. The agreement provided for a credit line not to exceed $10,000,000 at a fixed interest rate of 4.75% per annum compounded quarterly through July 19, 1993, at which time the note was amended to increase the revolving loan to $15,000,000 at a rate of 3.89% per annum compounded quarterly. Another amendment on December 6, 1993 increased the loan to $17,500,000. On January 1, 1994, the note was replaced by a secured revolving loan of $25,500,000 at a fixed interest rate of 3.77% compounded quarterly, which was then increased to $28,000,000 on November 1, 1994. In January, 1995, the loan was increased to $29,500,000, which was fully borrowed by the Partnership. The debt is secured by substantially all of the Partnership's assets and is due January 1, 1996.

       SUBORDINATED NOTES:

       In connection with the acquisition of CPC described in Note 1, subordinated notes were issued to the sellers. The notes bear interest at the rate of 9%. Beginning on March 31, 1994, the Partnership is required to make quarterly payments of $75,000 for ten years, which are guaranteed by an affiliate of the general partner.

       INTEREST RATE SWAP AGREEMENTS:

       In prior years, the Partnership entered into interest rate swap agreements in connection with $15,000,000 of its previously outstanding bank debt. These agreements expire in 1995 and 1998 and require the Partnership to pay the difference if the contractual fixed interest rates exceed the floating rates as computed under the agreements. The Partnership incurred $650,452 and $794,522 of interest expense in 1994 and 1993, respectively, under these agreements.

       The estimated fair values of the swap agreements have been determined by the Partnership using available market information and appropriate valuation methodologies. At December 31, 1994, management estimates that the cost of the swap agreements exceeded their fair value by $232,000.

       LOAN AGREEMENT:

       On December 28, 1993, the Partnership entered into a loan agreement with the Director of Development of the State of Ohio for $1,322,310 which is secured by a bank. No borrowings occurred under this agreement until 1994. The loan is repayable in monthly installments with increasing principal payments through 2001. The loan bears interest at 3% plus a service fee of .25% on the outstanding principal.

       CONVERSION OF DEBT TO EQUITY

       During 1992, the Partnership was refinanced and recapitalized by a limited partner contributing as additional capital all of its right, title and interest in certain loans, including accrued interest of $35,602,119. All previous revolving credit and mortgage loans with a bank and all loans from the partners (other than the note to limited partner described above) were repaid.

       Approximate aggregate annual principal payments applicable to the Partnership's long-term debt for the next five years are as follows:

          1995                          $         282,187
          1996                                 27,808,062
          1997                                    379,074
          1998                                    401,580
          1999                                    425,757

8.     EMPLOYEE BENEFIT PLANS

       The Partnership has a defined benefit pension plan, which covers substantially all of the Partnership's employees and provides benefits at stated amounts for each year of service. The Partnership's funding policy is to make the annual contributions required by applicable federal income tax regulations. Contributions made to the plan were $209,156, $352,805 and $142,099 for the years December 31, 1994, 1993 and 1992, respectively.  Pension expense was calculated as follows:

                                                                         1994              1993             1992
           Service cost - benefit obligation earned
             during the year                                      $     205,664    $      154,562    $    189,727
           Interest cost on projected benefit obligation                140,973           120,999         103,236
           Return on plan assets                                       (119,113)          (80,482)        (71,609)
           Amortization of unrecognized obligation                       12,693             3,175          15,601
                                                                  -------------    --------------    ------------

           Total                                                  $     240,217    $      198,254    $    236,955
                                                                  =============    ==============    ============

       The funded status of the plan was as follows:

                                                                                         1994             1993
           Projected benefit obligation                                            $   (2,199,518)    $  (1,954,052)
           Plan assets at fair value                                                    1,666,131         1,420,794
           Unrecognized net obligation                                                    (41,480)          (46,089)
           Unrecognized net loss                                                          221,250           239,654
           Unrecognized prior service cost                                                219,965           236,885
                                                                                   --------------    --------------

           Accrued pension cost recognized in the balance sheets                   $     (133,652)    $    (102,808)
                                                                                   ==============    ==============

       The projected benefit obligations were determined using an assumed discount rate of 7.5% in 1994 and 1993 and 8% in 1992, a long-term rate of return of 8% and a 5% rate of compensation increase. The accumulated benefit obligation at November 30, 1994 of $1,564,369 includes vested benefits of $1,473,737.

       The Partnership maintains a profit-sharing and savings plan for eligible employees. Employees who participate may contribute up to 10% of their earnings to the plan, on which the Partnership contributes 20% as an employee match. The Partnership contributed $82,849, $44,797 and $32,105 to the plan in 1994, 1993 and 1992, respectively.

9.     LEASE COMMITMENTS

       The Partnership leases certain property and equipment under noncancelable operating leases expiring on various dates through 1999. The following is a schedule by year of minimum rental payments due under these leases as of December 31, 1994:

          1995                                          $       82,300
          1996                                                  44,021
          1997                                                  20,615
          1998                                                  11,872
          1999                                                     176

       Rental expense was $197,060, $162,418 and $169,716 for the years ended December 31, 1994, 1993 and 1992, respectively.

10.    CONTINGENCIES

       The Partnership is involved in various claims and lawsuits incidental to its business. In the opinion of management, those claims and suits in which the Partnership is a defendant in the aggregate will not have a material adverse effect on the Partnership's financial position or results of operations.

11.    PROVISION FOR CLOSING OF OPERATIONS

       Management decided to close the Partnership's Canadian subsidiary in the first quarter of 1992. Costs incurred in 1992 to close the facility, including results of operations subsequent to the decision to close the facility were $2,303,000.

12.    SUBSEQUENT EVENTS

       On May 3, 1995, Chempower, Inc. through two of its wholly-owned subsidiaries, purchased all of the issued and outstanding partnership units, representing all of the partnership interests of Controlled Power Limited Partnership. The purchase price of $4,900,000 was paid in cash at the closing date, at which time the subordinated notes, loan agreement, and swap agreements discussed in Note 7 were repaid.

       Effective January 1, 1995, a limited partner contributed as additional capital all of its right, title and interest in the note to limited partner, as described in Note 7.


                                  * * * * * *

CHEMPOWER, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
-------------------------------------------------------------------------------

The following unaudited pro forma financial data has been prepared to reflect the acquisition of Controlled Power Limited Partnership, a partnership, as if the transaction had been consummated on the dates indicated.

The unaudited Pro Forma Balance Sheet as of March 31, 1995 reflects the payment to acquire the partnership units of Controlled Power Limited Partnership and the resulting purchase price adjustments.

The unaudited Pro Forma Statements of Income for the year ended December 31, 1994 and the three months ended March 31, 1995 are based on the two Companies' historical results of operations adjusted to give effect to (i) the reduction in depreciation and amortization expense resulting from the new asset basis as a result of the acquisition, (ii) the reduction in interest expense charged on related party notes payable which were contributed to capital in March 1995,
(iii) the decrease in interest income associated with the cash required to purchase the assets, and (iv) the recording of the income tax benefit as a result of Controlled Power Limited Partnership having been taxed as a partnership.

The Unaudited Pro Forma Financial Data is not necessarily indicative of the Companies' financial position or results of the combined operations had the transaction reflected therein actually been consummated at the assumed dates, nor are they necessarily indicative of the Companies' financial position or of results of combined operations for any future period.

CHEMPOWER, INC.

UNAUDITED PRO FORMA BALANCE SHEET
MARCH 31, 1995
(IN THOUSANDS)

-------------------------------------------------------------------------------------------------
                                              Historical, As Reported
                                            ---------------------------
                                                           Controlled
                                                          Power Limited                  Total
                                            Chempower,     Partnership     Pro Forma    Pro Forma
                                              Inc.       (A Partnership)  Adjustments   Combined
-------------------------------------------------------------------------------------------------
ASSETS

Current Assets
  Cash and cash equivalents                 $ 14,078      $    604        $ (4,900)(1)   $  9,782
  Trade receivables                           14,272         6,845            (218)(1)     20,899
  Contracts in progress                          676         6,823          (1,325)(1)      6,174
  Inventories                                  4,148         1,459             -            5,607
  Other                                          365           -               -              365
                                            -----------------------------------------------------
      TOTAL CURRENT ASSETS                    33,539        15,731          (6,443)        42,827

Property, Plant and Equipment, net             6,415         5,697          (5,697)(1)      6,415

Other Assets                                   1,631             4              (4)(1)      1,631
                                            -----------------------------------------------------
                                            $ 41,585      $ 21,432        $(12,144)      $ 50,873
                                            =====================================================
LIABILITIES AND SHAREHOLDERS'
  EQUITY

Current Liabilities
  Trade payables                            $  2,113      $  3,889        $   -          $  6,002
  Other                                        5,155         3,592             950 (1)      9,697
                                            -----------------------------------------------------
      TOTAL CURRENT LIABILITIES                7,268         7,481             950         15,699
                                            -----------------------------------------------------
Deferred Income Taxes                            243           -               -              243
                                            -----------------------------------------------------
Excess of Net Assets Acquired Over Cost         -              -               857 (1)        857
                                            -----------------------------------------------------
Partners' Equity                                -           13,951         (13,951)(1)        -
                                            -----------------------------------------------------
Shareholders' Equity
  Common stock                                   741           -               -              741
  Additional paid-in capital                  19,463           -               -           19,463
  Retained earnings                           14,480           -               -           14,480
                                            -----------------------------------------------------
                                              34,684           -               -           34,684
  Less cost of common stock repurchased          610           -               -              610
                                            -----------------------------------------------------
                                              34,074           -               -           34,074
                                            -----------------------------------------------------
                                            $ 41,585      $ 21,432        $(12,144)      $ 50,873
                                            =====================================================

CHEMPOWER, INC.

UNAUDITED PRO FORMA STATEMENT OF INCOME
THREE MONTHS ENDED MARCH 31, 1995
(IN THOUSANDS, EXCEPT SHARE DATA)

------------------------------------------------------------------------------------------
                                   Historical, As Reported
                                -----------------------------
                                                Controlled
                                               Power Limited                     Total
                                  Chempower,    Partnership      Pro Forma      Pro Forma
                                     Inc.      (A Partnership)   Adjustments     Combined
------------------------------------------------------------------------------------------
Revenues                          $    19,039     $   6,396      $    -        $    25,435

Cost of revenues                       16,688         9,152          (446)(2)       25,394
                                  --------------------------------------------------------
      GROSS PROFIT (LOSS)               2,351        (2,756)          446               41

Selling, general, and
  administrative expenses               2,084           570           -              2,654
                                  --------------------------------------------------------

      OPERATING INCOME (LOSS)             267        (3,326)          446           (2,613)

Financial income (expense)                136          (634)          453 (3)          (45)
                                  --------------------------------------------------------
      INCOME (LOSS) BEFORE
        INCOME TAXES                      403        (3,960)          899           (2,658)

Income tax expense (benefit)              141           -          (1,224)(4)       (1,083)
                                  --------------------------------------------------------

      NET INCOME (LOSS)           $       262     $  (3,960)     $  2,123      $    (1,575)
                                  ========================================================

Net income (loss) per common
  and common equivalent share     $      0.04                                  $     (0.21)
                                  ===========                                  ===========

Weighted average number of
  common and common
  equivalent shares outstanding     7,378,986                                    7,378,986
                                  ===========                                  ===========

CHEMPOWER, INC.

UNAUDITED PRO FORMA STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1994
(IN THOUSANDS, EXCEPT SHARE DATA)

------------------------------------------------------------------------------------------
                                    Historical, As Reported
                                  ---------------------------
                                                Controlled
                                               Power Limited
                                  Chempower,    Partnership       Pro Forma     Pro Forma
                                    Inc.      (A Partnership)    Adjustments    Combined
------------------------------------------------------------------------------------------
Revenues                          $    64,329    $ 40,500         $             $  104,829

Cost of revenues                       56,569      48,612            6,723 (2)      98,458
                                  --------------------------------------------------------
      GROSS PROFIT (L0SS)               7,760      (8,112)           6,723           6,371

Selling, general, and
  administrative expenses               7,080       5,379              -            12,459
                                  --------------------------------------------------------

      OPERATING INCOME (LOSS)             680     (13,491)           6,723          (6,088)

Financial income (expense)                432      (1,858)           1,007 (3)        (419)
                                  --------------------------------------------------------

      INCOME (LOSS) BEFORE
        INCOME TAXES                    1,112     (15,349)           7,730          (6,507)

Income tax expense (benefit)              330         -             (3,050)(4)      (2,720)
                                  --------------------------------------------------------

      NET INCOME (LOSS)           $       782    $(15,349)        $ 10,780      $   (3,787)
                                  ========================================================

Net income (loss) per common
  and common equivalent share     $      0.11                                   $    (0.51)
                                  ===========                                   ==========

Weighted average number of
  common and common
  equivalent shares outstanding     7,425,998                                    7,425,998
                                  ===========                                   ==========

CHEMPOWER, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA
-------------------------------------------------------------------------------

A - BALANCE SHEET PRO FORMA ADJUSTMENTS
---------------------------------------

The pro forma balance sheet assumes that the acquisition occurred on March 31, 1995 to give effect to the adjustments described below:

    (1) To adjust the assets acquired and liabilities assumed to their fair values, determined as follows:

        (a) Trade receivables adjustment represents the adjustment to net present value of amounts expected to be received.

        (b) Contracts in progress adjustment represents an adjustment for a reasonable profit allowance for completing contracts assumed.

        (c) The resulting excess of the fair value of net assets acquired over cost was used to reduce all long-term assets. The remainder of $860,000 was recorded as excess of net assets acquired over cost (negative goodwill).

        (d) The accrued expenses adjustment represents a $450,000 estimated cost to fund pension obligations plus $500,000 acquisition costs.


B - STATEMENTS OF INCOME PRO FORMA ADJUSTMENTS
----------------------------------------------

The pro forma statements of income give effect to the adjustments described below:

    (2) To eliminate historical depreciation and amortization expense on long-term assets acquired and to amortize negative goodwill associated with the purchase.

    (3) To eliminate interest expense relating to the related party loans of the Controlled Power Limited Partnership that were converted to equity in March 1995 and investment earnings on the $4.9 million purchase price.

    (4) To provide an income tax benefit represents at a 40% effective rate on the pro forma loss of Controlled Power Limited Partnership.


C - RECONCILIATION OF PARTNERS' EQUITY
--------------------------------------

The reconciliation of Controlled Power Limited Partnership's partners' equity from December 31, 1994 through the date of acquisition is as follows:

  Balance at December 31, 1994                           $ (14,404,000)
    Additional partner capital investment
      including transfer of debt                            33,359,000
    Net (loss) for quarter ended March 31, 1995             (3,960,000)
    Net (loss) for April 1, 1995 through date of
      acquisition                                           (1,044,000)
                                                         -------------
  Balance at acquisition date                            $  13,951,000
                                                         =============

